                                                                    EXHIBIT 32.1


    CERTIFICATION OF JOE G. BROOKS, CHAIRMAN, CO-CHIEF EXECUTIVE OFFICER AND
        PRESIDENT OF ADVANCED ENVIRONMENTAL RECYCLING TECHNOLOGIES, INC.

This certification is provided pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. 1350, and accompanies the quarterly report on Form l0-Q (the "Form 10-Q") for the quarter ended June 30, 2003 of Advanced Environmental Recycling Technologies, Inc. (the "Issuer").

I, Joe G. Brooks, the chairman, co-chief executive officer and president of Issuer, certify that to the best of my knowledge:

      (i) the Form 10-Q fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

      (ii) the information contained in the Form l0-Q fairly presents, in all material respects, the financial condition and result of operations of the Issuer.




                                                /s/  JOE G. BROOKS
                                           ----------------------------
                                                  Joe G. Brooks
                                           Chairman, Co-Chief Executive
                                             Officer, and President
Dated: August 14, 2003


A signed original of this written statement required by Section 906 has been provided to the Issuer and will be furnished to the Securities and Exchange Commission, or its staff, upon request.